Exhibit 10.3

GUARANTY AGREEMENT

(Treasury Subsidiary Guaranty of Series B-1 and Series B-2 Convertible Preferred Stock Obligations)

THIS TREASURY SUBSIDIARY GUARANTY AGREEMENT (this “Agreement”), dated as of May 26, 2026, is made by BNBX Ltd., a British Virgin Islands business corporation and Build & Build LLC, a Delaware limited liability company, both wholly-owned subsidiaries of BNB Plus Corp, a Delaware corporation (the “Company”), (each of which is referred to herein as a “Guarantor”, and collectively with any additional Guarantors added pursuant to Section 25 hereof, the “Guarantors”), in favor of KGPLA Holdings LLC, solely in its capacity as lead investor pursuant to Section 10 hereof (together with its designee or delegate, the “Lead Investor”), in connection with that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”) and the Warrant Inducement and Exchange Agreement hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Inducement Agreement”), each among the Company, and the purchasers party thereto (the “Purchasers”), and the Certificate of Designations (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the SPA and Inducement Agreement, the Company has agreed to issue and sell to the Purchasers (i) shares of the Company's Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), and (ii) shares of the Company's Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock”, and together with the Series B-1 Preferred Stock, the “Convertible Preferred Stock”), in each case having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations;

WHEREAS, each Guarantor will materially benefit from the issuance of the Convertible Preferred Stock under the SPA and the Certificate of Designations, and, in connection with the issuance of the Convertible Preferred Stock and as express consideration for such Guarantor’s entry into this Agreement, the Guarantors in existence as of the Closing (as defined in the SPA), will receive from the Company certain contributions to capital (the “Capitalization”) with a portion of the proceeds of the issuance of the Convertible Preferred Stock; and

WHEREAS, it is a condition precedent to the obligations of the Purchasers under the SPA and Inducement Agreement, and a material inducement to the Purchasers’ investment decision, that each Guarantor enter into this Agreement to guarantee the Guaranteed Obligations (as defined below) of the Company with respect to the Convertible Preferred Stock for the benefit of all Guaranteed Parties.

NOW, THEREFORE, in consideration of the premises, the Capitalization, and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

The following terms shall have the meanings set forth below. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the SPA, Inducement Agreement or the Certificate of Designations, as applicable.

“Capitalization” is defined in the preamble hereto.

“Certificate of Designations” means, as the context requires, the certificate of designation for the Series B-1 Preferred Stock of the Company or the certificate of designation for the Series B-2 Preferred Stock of the Company, or both, each filed with the Secretary of State of the State of Delaware on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time).

“Collateral Value” means, as of any date of determination, the sum of (a) the aggregate amount of cash held by the Guarantors (or any replacement or supplemental cash assets) plus (b) the aggregate fair market value of the Digital Assets held by Guarantor, in each case determined in accordance with the Valuation Methodology, and including all proceeds, replacement or supplemental assets.

“Digital Assets” means (a) cryptocurrencies, virtual currencies, digital currencies, coins, tokens and stablecoins; (b) native blockchain or protocol assets; (c) tokenized securities, tokenized commodities and tokenized real-world assets; (d) utility tokens, governance tokens, staking tokens, liquid staking tokens and wrapped, bridged or synthetic digital assets; (e) any digital or cryptographic asset, property or store of value that is recorded, represented or transferred using distributed ledger technology, blockchain technology, cryptographic systems or similar technology; (f) BNB-denominated trust units, (g) any rights to receive, acquire, stake, validate, delegate, earn, mine or otherwise obtain any of the foregoing; (h) any proceeds, products, distributions, rewards, fees, interest, yield, airdrops, forks or other property derived from or attributable to any of the foregoing; and (i) any replacements, substitutions, modifications, successors or forks of any of the foregoing, in each case of (a) through (h), whether now existing or hereafter arising.

“Digital Asset Treasury” means the immediately available liquid assets of the Company and its subsidiaries, including but not limited to any Digital Assets and any cash at the DAT Subsidiaries; provided, however, that notwithstanding the foregoing the Digital Asset Treasury shall be deemed not to include: (i) the General Proceeds; (ii) cash at the Company in an amount equal to $600,000; (iii) accounts receivable of the Company in an amount equal to $700,000; and (iv) all operating cash flows attributable to the LineaRx business.

“General Proceeds” means proceeds from the issuance of Series B-1 Preferred Stock and proceeds from the warrant exercise and exchange for Series B-2 Preferred Stock as set forth in the Inducement Agreement, in an aggregate cumulative amount not in excess of $2,300,000.

“Guaranteed Obligations” means, collectively, (a) all cash-payment obligations of the Company to the Guaranteed Parties under the Certificate of Designations, the SPA, the Inducement Agreement and the other Transaction Documents in respect of the Convertible Preferred Stock or otherwise, whether now existing or hereafter arising, including, without limitation: (i) all accrued and unpaid Dividends (whether or not declared), including but not limited to Compounded Dividends, with respect to the Convertible Preferred Stock, as and when payable under the Certificate of Designations; (ii) the Holder Redemption Price, (iii) the Liquidation Preference and any Participating Amount (not to exceed the Maximum Return) payable with respect to the Convertible Preferred Stock upon a Liquidation Event (as defined in the Certificate of Designations); and (iv) any other monetary amount payable by the Company to any Guaranteed Party pursuant to the Certificate of Designations or the SPA or any other Transaction Document; and (b) to the extent legally enforceable as a guaranty under applicable law, the economic damages suffered by any Guaranteed Party as a result of the Company’s failure to honor any right of exercise or conversion (or right associated therewith) of such Guaranteed Party under the Certificate of Designations, the Warrant Inducement Exchange Agreement, the Warrants or PreFunded Warrants that is not susceptible to cash performance by Guarantor, in each case measured by the fair market value, on the date of the Company’s failure, of the property the Company was required to deliver and failed to deliver.

“Guaranteed Parties” means, at any time, all Persons who are, at such time, registered holders of shares of the Convertible Preferred Stock or pre-funded warrants to acquire such shares of Convertible Preferred Stock on the books and records of the Company or its transfer agent, as applicable, and their respective permitted successors, assigns, and transferees who become registered holders of Convertible Preferred Stock. The identity of the Guaranteed Parties from time to time shall be conclusively determined by reference to the stock register of the Company or the books and records of the transfer agent for the Convertible Preferred Stock.

“Lead Investor” has the meaning set forth in the preamble. The Lead Investor is not a trustee, custodian, or institutional agent and owes no fiduciary duties to any Guaranteed Party other than those expressly and specifically set forth in this Agreement.

“Majority-in-Interest” means, at any time, Guaranteed Parties holding more than 50% of the aggregate Liquidation Preference (as defined in the Certificate of Designations) of the then-outstanding shares of Series B-1 Preferred Stock.

“Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, governmental authority or other entity.

“Solvent” means, with respect to any Person on any date, that on such date (a) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, and (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature.

“Valuation Methodology” means, with respect to any Digital Asset, (a) if such Digital Asset is listed on at least two nationally recognized cryptocurrency exchanges in the United States, the average of the daily trading prices on the two exchanges with the highest trading volume for such Digital Asset over the preceding five (5) Business Days, or (b) if clause (a) does not apply, the fair market value as determined in good faith by the Company in consultation with the Lead Investor based on the most recent available market data, third-party valuation, or other commercially reasonable methodology and in accordance with the Treasury Procedures.

2. Guaranty. Each Guarantor hereby irrevocably, absolutely, unconditionally and jointly and severally with all other Guarantors, guarantees, as a primary obligor and not merely as a surety, the full and prompt payment in cash of all Guaranteed Obligations to the Guaranteed Parties, as and when the same shall become due and payable by the Company under the Certificate of Designations, the SPA, the Inducement Agreement or any other Transaction Document, whether by lapse of time, upon the occurrence of a Redemption Event,), upon Liquidation Event, by declaration, upon acceleration pursuant to Section 12(b) hereof, or otherwise (including, to the extent legally enforceable, any Dividend accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding affecting the Company, regardless of whether allowed or allowable as a claim in such proceeding). Each Guarantor’s guaranty hereunder is a guarantee of payment and not of collection. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed by the Company, in whole or in part, without notice to or further assent from any Guarantor, and that each Guarantor will remain bound upon its guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.

3. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment or protest to, demand of or payment from the Company of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Lead Investor or any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the Company under the provisions of the Certificate of Designations, the SPA, the Inducement Agreement any other Transaction Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, the Certificate of Designations, the SPA, the Inducement Agreement any other Transaction Document or any other agreement, (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Lead Investor for the ratable benefit of the Guaranteed Parties, or (iv) the unenforceability or invalidity of any of the Certificate of Designations, the SPA, the Inducement Agreement any other Transaction Document or the Convertible Preferred Stock itself, in whole or in part, it being agreed that no invalidity, illegality, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or of the Convertible Preferred Stock shall affect, impair, or be a defense to this guaranty, and this guaranty shall be primary, absolute, and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

4. Security. Each Guarantor authorizes the Lead Investor, acting for the ratable benefit of the Guaranteed Parties, to (a) take and hold security, with the consent of such Guarantor (such consent not to be unreasonably withheld, conditioned or delayed), for payment of this Agreement and the Guaranteed Obligations, and exchange, enforce, waive and release any such security, (b) apply such security, if any, and direct the order or manner of sale thereof as the Lead Investor, acting at the direction of the Majority-in-Interest, in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

5. Guaranty of Payment. Each Guarantor further agrees that its guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lead Investor or any Guaranteed Party to any of the security held for payment of the Guaranteed Obligations or to any other asset of the Company or any other Person.

6. No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, the Convertible Preferred Stock, the Certificate of Designations, the SPA, the Inducement Agreement or any other Transaction Document or otherwise. Without limiting the generality of the foregoing, the obligations of any Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lead Investor or any Guaranteed Party to assert any claim or demand or to enforce any remedy under the Certificate of Designations, the SPA, the Inducement Agreement or any other Transaction Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

7. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Lead Investor, acting at the direction of the Majority-in-Interest, may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash or fully-liquid Digital Assets. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Company or any security, whether arising under Delaware law or otherwise.

8. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Lead Investor or any Guaranteed Party has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due (subject to any applicable cure period), whether upon a Dividend, Redemption Event, upon a Liquidation Event, upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants, by acceleration, or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, for pro rata distribution to the Guaranteed Parties in accordance with Section 9, in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums for pro rata distribution to the Guaranteed Parties in accordance with Section 9, all rights of such Guarantor against the Company arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of the Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Guaranteed Obligations. If any amount shall erroneously be paid to a Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of the Company, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid for pro rata distribution to the Guaranteed Parties in accordance with Section 9 to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

9. Pro Rata Sharing Among Guaranteed Parties.

(a) Ratable Benefit. Notwithstanding anything to the contrary in this Agreement, (i) all proceeds received pursuant to actions of the Lead Investor from a Guarantor in accordance with this Agreement (whether from payment on the Guaranteed Obligations, realization on any collateral, or otherwise) shall be for the ratable benefit of all Guaranteed Parties, and (ii) all such proceeds shall be distributed by the Company or Guarantors to the Guaranteed Parties on a pro rata basis, based upon the ratio that the aggregate Guaranteed Obligations then owed to each Guaranteed Party bears to the aggregate Guaranteed Obligations then owed to all Guaranteed Parties.

(b) Turnover. If any Guaranteed Party shall, by exercise of any right of setoff, counterclaim, or otherwise, obtain payment in respect of any Guaranteed Obligation in excess of such Guaranteed Party’s ratable share as determined pursuant to this Section 9, then such Guaranteed Party shall promptly purchase, for cash, such participations in the Guaranteed Obligations as shall be necessary to cause such Guaranteed Party to share such excess with each other Guaranteed Party in accordance with its ratable share.

(c) No Race to Enforce. No Guaranteed Party shall, individually, have the right to commence any action or proceeding against any Guarantor to enforce this Agreement, except through the Lead Investor acting pursuant to Section 10 hereof; the sole enforcement right and standing with respect to this Agreement shall be vested in the Lead Investor acting at the direction of the Majority-in-Interest.

10. Lead Investor; Duties, Governance, and Limitations.

(a) Appointment and Duties. The Guaranteed Parties, by acquiring and holding from time to time any Convertible Preferred Stock, appoint the Lead Investor as their representative for purposes of this Agreement. The duties of the Lead Investor shall be limited to the following, and no other duties, fiduciary or otherwise, shall be implied by this Agreement:

(i)  distributing notices to the Guarantors on behalf of the Guaranteed Parties;

(ii) delegating (in its reasonable discretion) all or any portion of the obligations and benefits of Lead Investor hereunder;

(iii) enforcing this Agreement against any or all Guarantors at, and only at, the written direction of the Majority-in-Interest;

(iv) holding any security interest, lien, pledge, account control, or other collateral package granted by any Guarantor under or in connection with this Agreement (including as to the Digital Asset Treasury) for the ratable benefit of all Guaranteed Parties, and administering any enforcement or release of such collateral at the direction of the Majority-in-Interest; and

(v)  acting as the sole party with standing and authority to bring any enforcement action, suit, or proceeding with respect to this Agreement; no individual Guaranteed Party shall have independent standing to sue any Guarantor hereunder, but shall rely upon the Lead Investor for enforcement in accordance with this Section 10.

(b) No Fiduciary Duties. The Lead Investor shall have no fiduciary duties to any Guaranteed Party. The Lead Investor shall be entitled to rely upon any notice, certificate, or other document reasonably believed by it to be genuine. The Lead Investor shall not be liable for any action taken or omitted at the direction of the Majority-in-Interest.

(c) Indemnification. The Guarantors shall indemnify the Lead Investor (and any delegate thereof) from and against any losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) incurred by the Lead Investor in connection with its duties under this Agreement, other than losses arising from the Lead Investor’s own gross negligence or willful misconduct. To the extent such indemnification is unavailable as a matter of law, the Guaranteed Parties shall, on a pro rata basis based on respective aggregate Guaranteed Obligations held, indemnify the Lead Investor (and any delegate thereof) from and against any losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) incurred by the Lead Investor in connection with its duties under this Agreement, other than losses arising from the Lead Investor’s own gross negligence or willful misconduct; provided, however, that the maximum amount for which each Guaranteed Party shall be liable pursuant to this provision shall equal its respective aggregate amounts of Liquidation Preferences and Dividends payable to it from the Company.

(d) Resignation; Successor. The Lead Investor may resign upon thirty (30) days’ prior written notice to the Guarantors and the Guaranteed Parties. Upon such resignation, any delegation of its obligations and benefits shall automatically terminate, and a successor Lead Investor shall be appointed by the Majority-in-Interest. If no successor Lead Investor has been appointed within forty-five (45) days after notice of resignation, the resigning Lead Investor may petition a court of competent jurisdiction for the appointment of a successor.

(e) Conflicts of Interest. The Guaranteed Parties acknowledge that the Lead Investor is itself a Guaranteed Party and may have interests that differ from those of other Guaranteed Parties. The Lead Investor shall not be required to act in a manner contrary to its own interests in its capacity as a Guaranteed Party, except as required by the provisions of this Agreement requiring action at the direction of the Majority-in-Interest.

11. Consent, Amendment, and Waiver Thresholds.

(a) Majority-in-Interest Actions. The following actions may be taken by the Lead Investor only at the written direction of the Majority-in-Interest: (i) declaring an Event of Default under Section 12 and accelerating the Guaranteed Obligations; (ii) directing enforcement of this Agreement or realization on any collateral; (iii) entering into any non-material amendment or waiver of this Agreement; (iv) appointing or removing a successor Lead Investor; and (v) consenting to any amendment, waiver, release, or modification of this Agreement if the effect of such amendment, waiver, release, or modification is to: (A) release any Guarantor from all or substantially all of the Guaranteed Obligations; (B) subordinate the Guaranteed Obligations to any other obligation of any Guarantor; (C) reduce the amount or extend the time for payment of any Guaranteed Obligation; (D) release any material portion of the collateral securing the Guaranteed Obligations; (E) amend the definition of “Majority-in-Interest”, “Guaranteed Obligations”, Guaranteed Parties”; or (F) amend this Section 11 or the pro rata sharing provisions of Section 9.

(b) Equal Treatment. No amendment, waiver, or consent hereunder shall differentiate among the Guaranteed Parties in any manner other than by reference to their respective pro rata shares of the aggregate Guaranteed Obligations. Any side letter, private agreement, or other arrangement between any Guarantor (or the Company) and any individual Guaranteed Party that would alter such Guaranteed Party’s rights under this Agreement shall be void ab initio.

12. Events of Default and Acceleration.

(a) Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(i)  the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due and payable under the Certificate of Designations;

(ii) the failure of any Guarantor to pay any amount due under this Agreement following demand by the Lead Investor, which failure continues for five (5) Business Days after the Lead Investor’s written demand; provided, however, that to the extent Digital Assets required to satisfy such amount due are subject to delays in availability incurred pursuant to the Digital Asset Treasury Procedures, failure to pay such amount as soon as such Digital Assets can be available;

(iii) any breach by any Guarantor of any of its covenants under section 16(c) of this Agreement;

(iv) any breach by any Guarantor of any of its representations, warranties, or covenants (other than a breach of its covenants under Section 16(c)) under this Agreement that is not cured within ten (10) Business days after written notice from the Lead Investor;

(v) the commencement of any voluntary or involuntary bankruptcy, insolvency, receivership, or similar proceeding by or against any Guarantor (with any involuntary proceeding that remains undismissed for sixty (60) days constituting an Event of Default);

(vi) the dissolution, liquidation, or termination of existence of any Guarantor other than as expressly permitted by this Agreement and the Certificate of Designations;

(vii) any Guarantor ceases to be a wholly-owned direct or indirect subsidiary of the Company;

(viii) any Event of Default (as defined in the Certificate of Designations or other Transaction Document) that is not cured within any applicable cure period;

(ix) the Digital Asset Treasury is operated or maintained in a manner not in compliance with the Digital Asset Treasury Procedures;

(x) the occurrence of any material adverse change in the financial condition, operations, or assets of a Guarantor that, in the reasonable determination of the Lead Investor (acting at the direction of the Majority-in-Interest), materially impairs the ability of Guarantor to perform its obligations hereunder;

(xi) [reserved];

(xii) any Guarantor amends its organizational documents in a manner that adversely affects the Certificate of Designations or its obligations under this Agreement or its performance thereof without the prior written consent of the Majority-in-Interest;

(xiii) a court of competent jurisdiction determines, or any governmental authority asserts in a formal proceeding, that any Guarantor is not a separate legal entity from the Company or that a Guarantor’s assets should be substantively consolidated with those of the Company;

(xiv) any Guarantor fails to comply with a Repatriation request from the Lead Investor within the time period specified in Section 16(b)(xviii); or

(xv) (A) any non-US Guarantor fails to maintain an agent for service of process in New York following a request by the Lead Investor or its designee, or (B) any governmental authority in a non-US jurisdiction takes any action that would prevent or materially delay the enforcement of this Agreement or the transfer of any asset in the Digital Asset Treasury.

(b) Acceleration. Upon the occurrence and continuance of any Event of Default, the Lead Investor, at the direction of the Majority-in-Interest, may, by written notice to any Guarantor, declare all Guaranteed Obligations to be immediately due and payable, whereupon such Guaranteed Obligations shall become immediately due and payable without further demand or action of any kind, all of which are hereby waived by all Guarantors to the fullest extent permitted by applicable law; provided, however, that upon the occurrence of an Event of Default described in clause (a)(v), (a)(vi), (a)(viii), (a)(xii), (a)(xiii) or (a)(xv), all Guaranteed Obligations shall automatically become immediately due and payable without any further notice or action of any kind.

13. Information and Reporting.

(a) Guarantor’s Duty to Stay Informed. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each such Guarantor assumes and incurs hereunder, and agrees that neither the Lead Investor nor any other Guaranteed Party will have any duty to advise Guarantor of information known to it regarding such circumstances or risks.

(b) Periodic Reporting. Until all Guaranteed Obligations are indefeasibly paid in full in cash and no shares of Convertible Preferred Stock remain outstanding, the Guarantors shall cause to be delivered to the Lead Investor:

(i) promptly, and in any event within two (2) Business Days, written notice of (A) the occurrence of any Event of Default or any event that with the passage of time or giving of notice would constitute an Event of Default, (B) any decline in Collateral Value of twenty percent (20%) or more from the most recently reported Collateral Value, or (C) any actual or threatened claim, action, or proceeding affecting any Guarantor or any material portion of its assets; and

(ii) such other information regarding each Guarantor, its assets, or its financial condition as the Lead Investor may reasonably request from time to time.

(c) Inspection Rights. Upon reasonable prior notice, the Lead Investor (or its designated representatives) shall have the right to (i) inspect and copy the books, records, and accounts of any or all Guarantors, (ii) verify the existence, location, and custody arrangements for all assets in the Digital Asset Treasury, in accordance with the Digital Asset Treasury Procedures and (iii) meet with officers and representatives of any Guarantor to discuss such Guarantor’s financial condition and operations.

(d) Monitoring. Guarantor shall provide the Lead Investor continuous read-only access (via API, portal, or other electronic means) to view on a real time basis the balances and transaction history of all accounts and wallets holding any portion of the Digital Asset Treasury, all in accordance with the Digital Asset Treasury Procedures. Each Guarantor shall promptly execute any authorizations or instructions necessary to effect such access.

Notwithstanding any provision of this Agreement to the contrary, all rights of any Guarantor under Section 8 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Guaranteed Obligations. No failure on the part of the Company or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

14. Termination. The guaranty made hereunder (a) shall terminate when all the Guaranteed Obligations have been satisfied in full and no shares of the Convertible Preferred Stock remain outstanding, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Lead Investor or any Guaranteed Party or any Guarantor upon the bankruptcy or reorganization of the Company, a Guarantor or otherwise. In connection with the foregoing, the Lead Investor at the direction of the Majority-in-Interest shall execute and deliver to each Guarantor or Guarantor’s designee, at Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

15. Binding Effect; Assignments; Automatic Benefit to Transferees.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of a Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Lead Investor, and thereafter shall be binding upon such Guarantor and the Lead Investor and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Lead Investor, each Guaranteed Party, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void ab initio) except with the written consent of the Lead Investor at the direction of the Majority-in-Interest. For the avoidance of doubt, the Guaranteed Parties are third party beneficiaries of this Guaranty and shall have direct rights of enforcement against each Guarantor.

(b) Automatic Benefit to Transferees. The rights and benefits of this Agreement shall automatically run with the Convertible Preferred Stock. Any Person that becomes a registered holder of Convertible Preferred Stock on the books and records of the Company or its transfer agent (as applicable) shall, by virtue of such registration and without the need for any further action, joinder, or assignment, become a Guaranteed Party hereunder and shall be bound by and entitled to the benefit of this Agreement on the same terms as the transferor Guaranteed Party. Each Guaranteed Party, and each transferee of Convertible Preferred Stock, is deemed to have agreed, as a condition of holding Convertible Preferred Stock, to be bound by the provisions of Sections 9 (Pro Rata Sharing), 10 (Lead Investor), and 11 (Consent Thresholds) of this Agreement. At any time, without any notice to any Guarantor, the Lead Investor, acting at the direction of the Majority-in-Interest, may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Lead Investor’s rights or interests herein to any Person. Each Guarantor hereby authorizes the Lead Investor to provide, without any notice to such Guarantor, any information concerning such Guarantor, including information pertaining to such Guarantor’s financial condition, business operations or general creditworthiness, to any Person which may succeed to or participate in all or any part of the Lead Investor’s interest herein.

16. Representations and Warranties; Covenants of Guarantor.

(a)  Each Guarantor, jointly and severally, represents and warrants to the Lead Investor and each Guaranteed Party that:

(i) it is duly authorized to execute and deliver this Agreement and to perform its obligations under this Agreement;

(ii) this Agreement has been duly executed and delivered on behalf of Guarantor by its duly authorized representatives;

(iii) this Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(iv) such Guarantor’s execution, delivery and performance of this Agreement do not violate or constitute a breach of any of its organizational documents, any material agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any Governmental Authority or arbitral body to which it or its properties or operations is subject;

(v) such Guarantor has been duly formed as a special-purpose entity solely for the purpose of holding all or a portion of the Digital Asset Treasury, and has no other business operations, material liabilities, or material assets;

(vi) immediately following the Capitalization, such Guarantor is Solvent, is not engaged in business for which it has unreasonably small capital, and does not intend to incur, and does not believe it has incurred, debts beyond its ability to pay such debts as they mature;

(vii) a portion of the Digital Asset Treasury has been or shall be duly contributed by the Company to such Guarantor, and is and will be held by such Guarantor free and clear of all liens, pledges, encumbrances, and adverse claims, other than any security interest granted to the Lead Investor for the benefit of the Guaranteed Parties;

(viii) such Guarantor has received reasonably equivalent value, and fair consideration, for its execution and delivery of this Agreement, including, without limitation, the Capitalization and the indirect benefits arising from the Company’s issuance of the Convertible Preferred Stock;

(ix) all Digital Assets held by such Guarantor or the Company are maintained consistent with the Digital Asset Treasury Procedures;

(x) such Guarantor has no subsidiaries and does not own any equity interests in any other Person; (xi) such Guarantor has no employees, and all services to such Guarantor are provided by the Company or third parties pursuant to written agreements;

(xi) [reserved]

(xii) [reserved];

(xiii) since its formation, such Guarantor has at all times (A) maintained its own separate books and records, bank accounts, and financial statements, (B) held itself out as an entity separate from the Company and its other affiliates, (C) conducted its limited business in its own name, (D) observed all organizational formalities, and (E) not commingled its assets with those of any other Person;

(xiv) there are no pending or, to such Guarantor’s knowledge, threatened claims, actions, or proceedings against such Guarantor or any portion of its cash or Digital Assets that could reasonably result in a material adverse effect thereon;

(xiv) such Guarantor has no creditors other than trade creditors incurred in the ordinary course of business and the Lead Investor and the Guaranteed Parties;

(xv) Guarantor has adequate capital to conduct its limited business operations and pay its debts as they become due; and

(xvi) with respect to any Guarantor organized under the laws of a jurisdiction outside the United States, (A) the execution, delivery, and performance of this Agreement by such Guarantor does not violate any law of its jurisdiction of organization or any other jurisdiction in which it conducts business, (B) all governmental and regulatory approvals, consents, and filings required in its jurisdiction of organization for such Guarantor to execute, deliver, and perform this Agreement have been obtained or made and are in full force and effect, (C) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable against it in its jurisdiction of organization, (D) no portion of the Digital Asset Treasury held by such Guarantor are subject to any exchange control, capital control, or similar restrictions that would prevent or delay the transfer of such assets to a Guarantor in the United States or to another Person in the United States as the Lead Investor may otherwise direct consistent with the Digital Asset Treasury Procedures and (E) such Guarantor hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and has waived any objection to such jurisdiction or venue for the sole purpose of the enforcement of this Agreement and the resolution of any claims or disputes arising from, or otherwise connected with, this Agreement or any other Transaction Document.

(b) Affirmative Covenants. Until all Guaranteed Obligations are indefeasibly paid in full in cash and no shares of Convertible Preferred Stock remain outstanding, each Guarantor shall:

(i) preserve and maintain its corporate existence and its qualification to do business in each applicable jurisdiction;

(ii) maintain compliance with all Digital Asset Treasury Procedures;

(iii) comply in all material respects with applicable law and regulation, including without limitation applicable anti-money laundering, sanctions, and know-your-customer laws and regulations;(iv) maintain its status as a special-purpose entity, including by (A) maintaining separate books, records, and bank accounts from the Company and its other affiliates, (B) not commingling its assets with the assets of any other Person, (C) conducting its business in its own name, (D) maintaining adequate capital for its business purposes, (E) holding itself out as a separate entity, and (F) observing all organizational formalities;

(v) cause all contracts, invoices, checks, and correspondence of Guarantor to be in such Guarantor’s own name and not use the name, stationery, or insignia of the Company or any affiliate in a manner that could create the appearance that such Guarantor is a division or department of the Company;

(vi) allocate and pay fairly and reasonably any overhead or shared expenses with the Company or any affiliate;

(vii) maintain arm’s length relationships with the Company and all affiliates;

(viii) not guarantee or become obligated for the debts of any other Person (other than pursuant to this Agreement) or hold out its credit as being available to satisfy the obligations of any other Person;

(ix) not acquire (A) obligations of the Company or any affiliate or (B) securities or assets of the Company or any affiliate except in accordance with the Digital Asset Treasury Procedures;

(x) file its own tax returns wherever required;

(xi) upon the written request of the Lead Investor (acting at the direction of the Majority-in-Interest), transfer or cause to be transferred all assets included in the Digital Asset Treasury then held by any non-US Guarantor to a Guarantor organized under the laws of the United States or any state thereof within thirty (30) days of such request (a “Repatriation”), and such Guarantor shall cooperate fully and take all actions necessary to effect such Repatriation, including obtaining any governmental approvals, executing any transfer documents, and instructing any custodians to effect such transfers; and

(xii) with respect to any Guarantor organized under the laws of a jurisdiction outside the United States, promptly notify the Guaranteed Parties of any change in the laws of its jurisdiction of organization known to the Company or Guarantor that could materially adversely affect the enforceability of this Agreement or the rights of the Guaranteed Parties hereunder.

Any action taken in violation of this Section shall be null and void ab initio to the fullest extent permitted by applicable law.

(c) Negative Covenants. Without the prior written consent of the Majority-in-Interest, no Guarantor shall:

(i) create, incur, assume, or suffer to exist any indebtedness or guaranty, endorse, or become contingently liable for any indebtedness of any other Person, except payables incurred in the ordinary course of business consistent with past practice and indebtedness under this Agreement;

(ii) grant, suffer, or permit to exist any lien, pledge, encumbrance, or security interest on any of its assets (including any assets in the Digital Asset Treasury), except any security interest granted to the Lead Investor for the benefit of the Guaranteed Parties;

(iii) unless determined by the board of directors of the Company to be required to satisfy its fiduciary duties, make any dividend, distribution, loan, or advance to the Company or any affiliate (including, without limitation, all payments, redemptions, repurchases, distributions or similar actions in respect of any Guarantor’s equity interests), other than (A) distributions, if any, in accordance with the Digital Asset Treasury Procedures and (B) payments of the Guaranteed Obligations in accordance with this Agreement;

(iv) engage in any business or activity other than managing the Digital Asset Treasury in accordance with the Digital Asset Treasury Procedures, and performing its obligations under this Agreement;

(v) consolidate, merge, or dissolve, except as permitted by Section 9(b)(i)(3) of the Certificate of Designations or with the consent of the Majority-in-Interest;

(vi) unless determined by the board of directors of the Company to be required to satisfy its fiduciary duties, sell, transfer, or otherwise dispose of any material portion of the Digital Assets, or suffer Digital Assets to be held by any Person other than Guarantor, except (A) to pay or satisfy Guaranteed Obligations, (B) in accordance with the Digital Asset Treasury Procedures, or (C) with the prior written consent of the Majority-in-Interest;

(vii) issue, sell, or grant any equity interests, membership interests, partnership interests, or other ownership interests in Guarantor to any Person;

(viii) amend, modify, or waive any provision of its organizational documents in any manner that could adversely affect the rights of the Guaranteed Parties, without the prior written consent of the Lead Investor;

(ix) enter into any transaction with the Company or any affiliate except on arm’s length terms and in the ordinary course of Guarantor’s limited business purpose;

(x) permit the occurrence of a Treasury Value Event, as defined in the Certificate of Designations;

(xi) permit any officer, director, manager, or member of the Company or any affiliate to take any action on behalf of any Guarantor with respect to any bankruptcy or insolvency matter;

(xii) change the jurisdiction of organization of any Guarantor, or redomicile any Guarantor, to a jurisdiction outside the United States;

(xiii) with respect to any non-US Guarantor, (A)  amend its organizational documents to remove or limit the submission to US jurisdiction or the waiver of objections to venue, or (B) take any action that would subject any assets in the Digital Asset Treasury to exchange controls, capital controls, or similar restrictions in any non-US jurisdiction; or

(xiv) fail to comply with a Repatriation request from the Lead Investor within the time period specified in Section 16(b)(xi).

(d) Digital Asset Treasury Procedures. Without limiting the generality of the foregoing provisions of this Section 16, each Guarantor agrees to at all times comply with the Digital Asset Treasury Procedures. For the avoidance of doubt, the Digital Asset Treasury Procedures are anticipated to include, without limitation:

(i) custodial arrangements for the Guarantors;

(ii) yield generating strategies;

(iii) insurance applicable to the Guarantors’ assets and business operations; and

(iv) the preservation of the Digital Asset Treasury in a manner reasonably designed to avoid a Treasury Value Event.

(e)  No Waiver. No failure or delay of the Lead Investor of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Lead Investor hereunder and under the Certificate of Designations, SPA, Inducement Agreement or other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors and the Lead Investor (acting at the direction of the Majority-in-Interest, as required under Section 11).

(e) Closing Deliverables. As a condition to the effectiveness of this Agreement, each Guarantor shall deliver or cause to be delivered to the Lead Investor or its designee, on behalf of the Guaranteed Parties, the following:

(i) on or prior to the Closing Date, an officer-certified copy of such Guarantor’s certificate of formation or certificate of incorporation, as applicable, and all amendments thereto;

(ii) on or prior to the Closing Date, an officer-certified copy of Guarantor’s limited liability company agreement or bylaws, as applicable;

(iii) on or prior to the Closing Date, a certificate of good standing for each Guarantor from the Secretary of State of Delaware (or other applicable jurisdiction) dated not more than ten (10) days prior to the Closing Date; provided, however, that any good standing certificate for BNBX Ltd. may be obtained within ten (10) days after the Closing Date;

(iv) a certificate of an officer of such Guarantor certifying: (A) within 10 Business Days following the Closing Date, (1) the names and true signatures of the officers or managers authorized to sign this Agreement and the other documents to be delivered hereunder, and (2) that attached thereto are true, correct, and complete copies of the resolutions adopted by the members or managers of such Guarantor authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and (B) on or prior to the Closing Date, that no event has occurred that would constitute an Event of Default or would, with the giving of notice or lapse of time, constitute an Event of Default;

(v) within 10 Business Days following the Closing Date, evidence satisfactory to the Lead Investor or its designee of the contribution of assets to the Digital Asset Treasury; and

(vi) within 10 Business Days following the Closing Date, such other documents, certificates, and information as the Lead Investor may reasonably request to confirm the accuracy of the representations and warranties herein and the satisfaction of the conditions to the effectiveness of this Agreement.

17. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT-OF-LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

18. Notices. All notices, requests and other communications to any Guarantor or the Lead Investor hereunder shall be delivered in the manner required by the SPA and shall be sufficiently given to the Lead Investor or such Guarantor if addressed or delivered to them at, in the case of the Lead Investor and the Company, its addresses and email addresses specified in the SPA, and in the case of any Guarantor, at the address of the Company specified in the SPA unless another address is provided. The Guarantors shall deliver any material notice to the Guaranteed Parties and the Lead Investor.

19. Survival of Agreement; Severability.

(a)  All covenants, agreements, representations and warranties made by each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Transaction Documents shall be considered to have been relied upon by the Lead Investor and each Guaranteed Party and shall survive the issuance of the Convertible Preferred Stock regardless of any investigation made by the Lead Investor or any Guaranteed Party, and shall continue in full force and effect as long as any share of Convertible Preferred Stock remains outstanding or any Guaranteed Obligation remains unpaid.

(b)  In the event one or more of the provisions contained in this Agreement, the Certificate of Designations, SPA or other Transaction Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 15-Binding Effect), and shall become effective as provided in Section 15. Delivery of an executed signature page to this Agreement by facsimile transmission or in electronic “PDF” format shall be as effective as delivery of a manually executed counterpart of this Agreement.

21. Jurisdiction; Consent to Service of Process.

(a)  Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, City of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the Certificate of Designations, SPA or any other Transaction Documents shall affect any right that the Lead Investor may otherwise have to bring any action or proceeding relating to this Agreement, the Certificate of Designations, SPA or any other Transaction Documents against Guarantor or its properties in the courts of any jurisdiction.

(b)  Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (a) of this Section and brought in any court referred to in paragraph (a) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

22. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, SPA OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

23. Right of Setoff; Beneficiaries. If an Event of Default shall have occurred and be continuing, the Lead Investor and each Guaranteed Party are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lead Investor or such Guaranteed Party to or for the credit or the account of such Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Transaction Documents, irrespective of whether or not the Lead Investor or such Guaranteed Party shall have made any demand under this Agreement or any other Transaction Document and although such obligations may be unmatured; provided that any amount set off or applied hereunder shall be subject to the pro rata sharing requirements of Section 9. The rights of the Lead Investor and the Guaranteed Parties under this Section 23 are in addition to other rights and remedies (including other rights of setoff) which the Lead Investor or such Guaranteed Party may have.

24. Savings Clause.

(a)  It is the intent of each Guarantor and the Lead Investor (and each Guaranteed Party) that such Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i)  in a case or proceeding commenced by or against a Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of Guarantor owed to the Lead Investor or any Guaranteed Party) to be avoidable or unenforceable against Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against a Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of Guarantor to the Lead Investor or any Guaranteed Party) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against a Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lead Investor or any Guaranteed Party) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b)  The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of a Guarantor to the Lead Investor or any Guaranteed Party) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in Section 24(a) (i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Lead Investor or any Guaranteed Party), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c)  This Section 24 is intended solely to preserve the rights of the Lead Investor and the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither any Guarantor nor any other Person shall have any right or claim under this Section 24 as against the Lead Investor or any Guaranteed Party that would not otherwise be available to such Person under the Avoidance Provisions.

25. Additional Guarantors.

(a) Each Guarantor shall use best efforts to cause each existing and future direct or indirect Subsidiary of the Company that is not a Guarantor hereunder that owns, holds or controls any assets comprising part of the Digital Asset Treasury to execute and deliver to the Lead Investor on behalf of the Guaranteed Parties a joinder agreement substantially in the form attached hereto as Exhibit A (a “Guarantor Joinder”), pursuant to which such Subsidiary shall become a Guarantor hereunder.

(b) Such joinder shall be executed and delivered no later than five (5) Business Days following the earliest of (i) the transfer by the Company of assets comprising part of the Digital Asset Treasury to a Subsidiary not already a Guarantor under this Agreement, whether such Subsidiary is formed or acquired and (ii) upon the acquisition by the Company of a Subsidiary that has assets that would comprise part of the Digital Asset Treasury;

(c) Upon execution and delivery of a Guarantor Joinder, such Subsidiary shall automatically constitute a Guarantor for all purposes under this Agreement and the other Transaction Documents and shall be jointly and severally liable for the Guaranteed Obligations.

(d) The failure of any required Subsidiary to become a Guarantor in accordance with this Section 25 shall constitute an Event of Default.

[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTOR:

BUILD & BUILD LLC, a Delaware limited liability company

BNB PLUS CORP., its sole Member

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTOR:

BNBX Ltd., a British Virgin Islands business corporation

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

ACCEPTED AND ACKNOWLEDGED:

LEAD INVESTOR:

KGPLA HOLDINGS LLC

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

ACCEPTED AND ACKNOWLEDGED:

GUARANTEED PARTY:

Name of Party:

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

Exhibit A

GUARANTOR JOINDER AGREEMENT

Reference is hereby made to the Guaranty Agreement (the “Guaranty Agreement”), by BNBX Ltd., a British Virgin Islands business corporation and Build & Build LLC, a Delaware limited liability company, both wholly-owned subsidiaries of BNB Plus Corp., a Delaware corporation (the “Company”) (each of which is referred to as a “Guarantor”, and collectively with any additional Guarantors added pursuant to Section 25 of the Guaranty Agreement, the “Guarantors”), in favor of the Lead Investor (as defined the Guaranty Agreement), in connection with that certain Securities Purchase Agreement (the “SPA”), dated as of May 26, 2026, and the Warrant Inducement Agreement (the “Inducement Agreement”), dated of May 26, 2026. Pursuant to and in accordance with Section 25 of the Guaranty Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the Guaranty Agreement. By its execution hereof, the undersigned agrees to become a party to and to be fully bound by, and subject to, all of the covenants, terms, and conditions of the Guaranty Agreement as if it were an original signatory thereto as a Guarantor. Upon the satisfaction of the conditions set forth in Section 25 of the Guaranty Agreement, the undersigned shall be admitted as a Guarantor.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Guaranty Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of ___________, ______.

[ADDITIONAL GUARANTOR NAME]

[By:]
[Name:]
[Title:]
Address:

[Agreed to and accepted this ___ day of ___________, ______: [LEAD INVESTOR NAME] By: [GENERAL PARTNER NAME], as General Partner

By:
Name:
Title: